Exhibit 10.21 Purchase Order #27467 from Sandia National Laboratories

Sandia National Laboratories

Operated for the U.S. Department of Energy by
Sandia Corporation

SANDIA CORPORATION PROCUREMENT FAX COVER SHEET FOR PO 27467

This is a fax sent directly from the Procurement System.
Any faxed signature page will not be signed by the SCR, but the documents are nonetheless legally binding on Sandia Corporation.

TO:	TOM ANDERSON NOVINT TECHNOLOGIES
FAX:	(505) 559-9103
PHONE:	(505) 559-9100
FROM:	LINDA R. BONNEFOY-LEV, Sandia Contracting Rep. (SCR)
FAX:	505-844-1387
DATE:	02/07/2002
PAGES:	8 (including this cover page)

Sandia National Laboratories

Operated for the U.S. Department of Energy by
Sandia Corporation

Document Date: 02/07/2002
Document No.: 27467
Revision No.: 0

NOVINT TECHNOLOGIES
6300 RIVERSIDE PLAZA LN NW STE 225
ALBUQUERQUE, NM 87120-2617
United States

Please respond to:

LINDA R. BONNEFOY-LEV
Sandia National Laboratories
PO Box 5800
MS 0212
Albuquerque, NM 87185-0212
Phone: 5058448523
Fax: 505-844-1387

This is a Standard Purchase Order.

This contract between Sandia Corporation and the above named Contractor is authorized for binding commitment by the Sandia Contracting Representative, named above, and is effective on the above document date provided that the Contractor accepts the contract terms including Section I appended hereto and the Section II as set forth in SF6432-FP (01-02), found at http://www.sandia.gov/supplier/terms/ by signing a copy of this Signature Page and returning it to the SCR.

____

Authorized Contractor Representative   Date

Sandia National Laboratories

Operated for the U.S. Department of Energy by
Sandia Corporation

SECTION I

Document#: 27467 Rev#: 0 Page: 1

Shipping Destination:
Sandia National Labs
NO SHIPMENT

United States

NOVINT TECHNOLOGIES
6300 RIVERSIDE PLAZA LN NW STE 325
ALBUQUERQUE, NM 87120-2817
United States

Send Invoice to:
ACCOUNTS PAYABLE MS0154
PO BOX 5130
ALBUQUERQUE, NM 87185
United States

Supplier Code: 20273	Created: Buyer: 24-JAN-02 BONNEFOY-LEV, L	Revised: Revised Buyer:
Payment Terms: 3%/10 NET 30	Ship Via:	FOB:
Freight Terms:	Requestor: BRECKENRIDGE,ARTHURIKE	ANDERSON, T (505) 559-9100

Please formally accept this order by: 13-FEB-02

Itm	Part Number	Promised	Quantity	UOM	Unit Price	Line Total
1	Haptic file standardization software	05/05/02		US D		44,237.00

Amount: 44,237.00

SECTION I TERMS AND CONDITIONS

CLAUSE 0. This is a Contract on a Firm Fixed Price basis between Sandia Corporation and the Contractor on the cover page.

CLAUSE 1 - STATEMENT OF WORK

Overview

Sandia National Laboratories wishes to develop a virtual environment-based, three-dimensional, multi-modality, layout and visualization prototype. This prototype will support the visual and haptic exploration of large data sets and is initially targeted at a modular computer application framework. The user will be able to interactively view and feel large, highly detailed scenes and modify static and dynamic properties of objects within scenes. Feedback to the user will be multimodal (i.e., visual, haptic and auditory). In order to support the construction of large virtual environments, scenes and objects, including their associated controls and user interfaces, will be capable of being dynamically loaded into the prototype. The geometry and visual properties of objects used in the prototype will be created in existing modeling applications and will be imported into the prototype using a standardized file format. The Contractor shall research, define and develop a standardized file format capable of capturing the geometric, material and behavior properties associated with multimodal objects and scenes. To help establish this format as a standard for multimodal object and scene representation, a white paper describing the key concepts embodied in the standard, will be written and made available for distribution at the IEEE Computer Society Virtual Reality Conference 2002 (March 24-28, 2002 in Orlando, Florida). Finally, in order to validate the multimodal file format and to illustrate its key capabilities, an existing Sandia National Laboratories multimodal application (i.e., the TouchCity Layout application) will be refined and modified to support the multimodal file format.

Technical Description of Hardware and Software

The prototype system will be developed and hosted on a Pentium-compatible Personal Computer running the Windows 2000 operating system and outfitted with a SensAble Technologies PHANTOM haptic interface device. This system will utilize, as a minimum, a Pentium-III processor running 850MHz, a mid-range to professional accelerated graphics card with Open GL hardware acceleration, 512 MB of memory and a 20 GB hard drive. The PHANTOM haptic interface device will have Version 3.1 of the PHANTOM Device Drivers and the GHOST haptic software development toolkit. If a stereoscopic visual display is to be used, the graphics card and monitor must be capable of supporting quad-buffered frame sequential stereo and frame sequential stereo glasses will be used.

The software for the prototype will be written in C++ and utilize the e-Touch™ Software Development API (http://www.etouch3d.org). The software will be compiled using the Microsoft Visual C++ Version 6.0 compiler.

Detailed Requirements

The performance requirements for this contract are detailed below:

Multimodal File Format Standard

> Research existing work in 3D internet graphic file standards and initiatives for leverage opportunities

> Develop multimodal file format description. The format should capture the following information for rigid bodies:

> Object geometric information in polygonal form
> Object material properties (i.e., mass)
> Object surface properties (i.e., friction and compliance)
> Object behavior information including:
> dynamic properties
> constraints on motion
> information required for collision detection

In addition, the file format should capture basic object scene and grouping information.

> Describe the standards work in a short (4-6 page) white paper (delivered to Sandia in Microsoft Word format) to be distributed at VR2002 on 22-24 March 2002 workshop on Haptics Standards. This paper should include the motivation, background and technical description for the multimodal file format. Other white papers will be solicited from other technical organizations working in the field of haptics.

> Create an article documenting the workshop discussions and proposed standards.

Layout Application

> Add support for loading/saving in proposed standard multimodel file format

> Add support for haptic textures including:
> haptic texture creation/editing capability

> Refine overall application to better illustrate the features and capabilities of the multimodal file format.

CLAUSE 2 - PERIOD OF PERFORMANCE

The Period of Performance shall commence on February 7, 2002 and shall end on May 5, 2002.

CLAUSE 3 - DELIVERY

The prototype system (i.e., refined Sandia Layout application) and Multimodal File Format (i.e., white paper) will be discussed and demonstrated at the IEEE Computer Society Virtual Reality Conference 2002 (24-28 March 2002 in Orlando, Florida) and must be substantively

Sandia National Laboratories

Operated for the U.S. Department of Energy by
Sandia Corporation

SECTION I

complete for that conference.

Deliverable	Due on or before
1. Project Concept Review	February 21, 2002
2. Preliminary draft of the Multimodal File Format Standard White Paper (in Microsoft Word format)	March 7, 2002
3. Haptic texture support added to the Sandia Layout Application (C++ Source Code and Build Scripts in Visual C++ version 6.0 compatible format on CD-ROM)	March 28, 2002
4. Final version of the Multimodal File Format Standard White Paper (in Microsoft Word format)	March 10, 2002
5. Final refinements to the Sandia Layout application (C++ Source Code and Build Scripts in Visual C++ Version 6.0 compatible format on CD-ROM)	April 4, 2002
6. Short summary of Multimodel File Format discussions and activities that occur at the Virtual Reality Conference 2002 (in Microsoft word format.)	May 5, 2002

CLAUSE 4 – TOTAL PRICE

Total Price: $ 44,237.00

CLAUSE 5 – INVOICING – SPECIAL – BIZ-INV (06-01)

Contractor shall submit an original invoice within 30 days of delivery of goods or services or once monthly within the period of performance in accordance with contract terms and conditions. Final invoices shall be noted as such.

INVOICING INSTRUCTIONS: Any deviation from the following invoicing instructions, including invoices delivered to a street address, MAY DELAY PAYMENT.

1. Any invoice submitted to Sandia National Laboratories must:
   - include PO/contract number as noted in this contract (invoice each PO/contract separately), and
   - include the Contractor's name (as stated in the PO/contract) and the "remit address".

2. Do not submit duplicate invoices.

Sandia National Laboratories

Operated for the U.S. Department of Energy by
Sandia Corporation

SECTION I

3. Payment information may be obtained at URL address: http://www.sandia.gov/supplier/websupplier/index.html or by calling (505) 845-9600. Additional information may be obtained by calling the Accounts Payable Helpline at (505) 845-2455.

CLAUSE 6 - DELEGATION OF AUTHORITY - 404-KDD (11-00)

The following Sandia personnel are hereby authorized to act as delegated Sandia representatives for the specific purpose(s) shown, subject to the Section II limitations as authorized.

Delegated representatives shall exercise no supervision over the Contractor's employees.

DELEGATE(S):

NAME	PHONE	ORG/MS
Arthurine Breckenridge	(505) 845-8300	09227/0822

DUTIES DELEGATED:

Monitor contract compliance, technical liaison, accept deliverables, review and verify invoices.

NOTE: The Sandia Contracting Representative (SCR) is the only person who can legally obligate Sandia for the expenditure of funds, change scope and/or level of effort and/or terms and conditions, negotiate, and sign documents legally binding Sandia. COMMITMENT, OBLIGATIONS OR PROMISES, IMPLIED OR EXPRESSED, BY SANDIA PERSONNEL OTHER THAN THE SCR DO NOT BIND SANDIA IN ANY MANNER.

CLAUSE 7 - IMPORT CONTROL - 619-IC (03-00)

The Contractor shall notify the Sandia Contracting Representative (SCR) in writing of any item/supplies to be imported into the United States which will cause Sandia to become the Importer of Record. The notice shall be provided to the SCR prior to importation of such items and shall include the following information:

- country of origin,
- contract number,
- Harmonized Tariff Schedule Number (if available),
- value of item, and
- proposed delivery date.

Within ten (10) days of receipt of the notice Sandia will provide the Contractor with instructions for shipment. Failure to notify Sandia or to follow shipping instructions may result in disallowance of any cost incurred by the contractor regarding customs duties.

CLAUSE 8 - ACQUISITION CONFLICT RESOLUTION PROCESS - 830-ACR (08-00)

Sandia Contracting Representative (SCR) encourages open, honest

Sandia National Laboratories

Operated for the U.S. Department of Energy by
Sandia Corporation

SECTION I

communication between the supplier and the SCR in resolving a concern. It is always best to resolve issues in an open atmosphere between the SCR and the supplier without escalating the problem. The goal is to ensure timely resolution of the problem without undo expense to either party.

It is the intent of Sandia National Laboratories to resolve supplier concerns through a Conflict Resolution Process, which is timely, includes several options, is easy to use and provides satisfactory results to both the supplier and Sandia. This process is described at the following web site: http://www.sandia.gov/supplier/doc_idx.htm

Among the options available is for the Contractor to use the Sandia Ombuds Office at (505) 844-9763 (New Mexico) or (925) 294-3655 (California) to address concerns regarding Sandia procurement actions.

The Contractor agrees to the following:

By submitting a response to the solicitation, the supplier agrees to use the Acquisition Conflict Resolution Process at the web site listed to resolve award controversies.

After award of a contract the supplier agrees to the Acquisition Conflict Resolution Process at the web site listed to resolve any contract disputes that occur during the performance of the contract.

CLAUSE 9 - DEFENSE PRIORITIES AND ALLOCATIONS SYSTEM (DPAS) RATING - LOCAL - 110-DPT (10-99)

This procurement is a DO rated order certified for national defense use under the Defense Priorities Allocation System Rating (DPAS) (15 CFR 700). The Contractor is required to follow all of the requirements of Section II Clause DEAR 970.5204-33(a).